As filed with the Securities and Exchange Commission on September 13, 1996.
                                          Registration No. 333-_______________

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                              Beckley Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                              55-0733525
- -------------------------------                            -------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                                 200 Main Street
                          Beckley, West Virginia 25801
                                 (304) 252-6201
                    (Address of principal executive offices)

                              Beckley Bancorp, Inc.
                        1996 Directors Stock Option Plan

                            -------------------------
                            (Full Title of the Plans)

                               Richard Fisch, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660

            (Name, address and telephone number of agent for service)

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                                     Proposed
Title of                             Proposed        Maximum        Amount of
Securities to      Amount to     Maximum Offering   Aggregate     Registration
be Registered    be Registered   Price Per Unit     Offering(2)        Fee
- -------------    -------------   --------------     -----------     ---------

Common Stock
$.10 par value     30,000(1)        $18.25(2)        $547,500        $188.80
===============================================================================

(FOOTNOTES ON NEXT PAGE)

- -----------------------

(1) The maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the Beckley Bancorp, Inc. 1996 Directors Stock Option Plan consists of 30,000 shares of Common Stock of the Registrant which are being registered under this Registration Statement and for which a registration fee is being paid.

(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. A total of 30,000 shares are being registered hereby, of which 30,000 shares are under option at an exercise price of $18.25 per share ($547,500 in the aggregate).

        Under Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

** THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.**

PROSPECTUS
- ----------

                                        30,000 Shares
                                        -------------

                                     BECKLEY BANCORP, INC.
                                         COMMON STOCK
                                  (Par Value $.10 Per Share)

                                        -------------

                                     BECKLEY BANCORP, INC.
                               1996 DIRECTORS STOCK OPTION PLAN
                                (30,000 Shares of Common Stock)

                                        -------------

        This Prospectus relates to 30,000 shares of common stock, par value $.10 per share (the "Common Stock"), of Beckley Bancorp, Inc. (the "Company"), a Delaware corporation which is the parent savings and loan holding company of Beckley Federal Savings Bank (the "Savings Bank"), which may be issued from time to time by the Company to directors of the Company and any subsidiary of the Company pursuant to the Beckley Bancorp, Inc. 1996 Directors Stock Option Plan (the "Option Plan"). Each offer made under the Option Plan pursuant to this Prospectus is made at the price and on the terms and conditions contained in the agreements entered into between the Company and each award recipient ("Recipient").

        This Prospectus is for use as of the date hereof and in subsequent years. Information which is likely to change from year to year will be included in appendices to this Prospectus.

        The issued and outstanding Common Stock of the Company is traded in the over-the-counter market. Shares of Common Stock which may be issued upon exercise of options granted or to be granted under the Plan, will also be traded in over-the-counter market.

- --------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------

                The date of this Prospectus is September 13, 1996

        No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                              Beckley Bancorp, Inc.
                        1996 Directors Stock Option Plan

                                                                    Page

General Plan Information...................................         1

Administration.............................................         1

Purpose....................................................         2

Securities to be Offered...................................         2

Eligibility to Participate in Plan.........................         2

Purchases of Securities Pursuant to the Plan
 and Payment for Securities Offered........................         2

  Grant of Options.........................................         2
  Term of the Plan.........................................         3
  Stock Option Agreements..................................         3
  Option Price.............................................         3
  Option Period............................................         3
  Non-transferability......................................         3
  Conditions of Exercise...................................         4
  Payment for Options......................................         4
  Cashless Exercise........................................         4
  Issuance of Common Stock.................................         4

Recapitalization, Merger, Consolidation, Change in
 Control and Similar Transactions..........................         5

Amendment and Termination of the Plan......................         5

Restrictions on Resale.....................................         6

Federal Income Tax Consequences............................         6

Annual Report to Shareholders..............................         7

Additional Information.....................................         7

Legal Opinion..............................................         7

Appendix A.................................................       A-1
  Administration...........................................       A-1
  Number of Shares Subject to Plan.........................       A-1
  Participation in the Plan................................       A-1
  Outstanding Awards.......................................       A-1

                              Beckley Bancorp, Inc.
                        1996 Directors Stock Option Plan

General Plan Information
- ------------------------

        This Prospectus relates to 30,000 shares of the common stock ("Common Stock"), par value $.10 per share, of Beckley Bancorp, Inc. (the "Company"), which may be issued from time to time by the Company in accordance with the Beckley Bancorp, Inc. 1996 Directors Stock Option Plan (the "Option Plan").

        The Company was formed under the laws of the State of Delaware for the purpose of becoming a savings and loan holding company and became the parent corporation of Beckley Federal Savings Bank (the "Savings Bank") on July 7, 1994, at which time the Company acquired all of the shares of capital stock of the Savings Bank. The Board of Directors of the Company adopted the Option Plan at its meeting on June 11, 1996 (the "Effective Date").

        Pursuant to the Plan, 30,000 shares of Common Stock were reserved for issuance by the Company upon exercise of Stock Options ("Options") awarded to directors of the Company and the Bank. Options granted under the Plan will not be Incentive Stock Options within the meaning of Section 422 of the Code ("Non-Incentive Stock Option"). Upon exercise of a Non-Incentive Stock Option, the Optionee generally recognizes ordinary income to the extent that the exercise price is less than the fair market value of the Common Stock on the date of exercise. The Company is entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Optionee at the time of such income recognition. See "Federal Income Tax Consequences."

        The Plan will not be qualified under Section 401(a) of the Code and it is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        The statements herein concerning the terms and provisions of the Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plan document as filed as Exhibit 4.1 to the Registration Statement of which this Prospectus is a part.

        Additional updating and other information with respect to the Option Plan and the Common Stock offered hereby may be provided in the future to Recipients by means of one or more supplements or appendices to this Prospectus. Additional information about the Option Plan (including a copy of the Option
Plan), plan administration, and the Company may be obtained at the Company's principal offices, which are located at 200 Main Street, Beckley, West Virginia 25801. The Company's telephone number is (304) 252-6201.

Administration
- --------------

        The Plan is administered by a Committee of the Company's Board of Directors (the "Committee"). The Plan provides that the Committee will consist of at least three non-employee directors of the Company. The members of the Committee are appointed by the Board and serve at the pleasure of the Board. A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

        Subject to the express provisions of the Plan and resolutions adopted by the Board, the Committee has authority to interpret the Plan, to prescribe, amend, and rescind the rules and regulations relating to the Plan, and to determine the form and content of Options to be issued under the Plan. In addition, the Committee is authorized to make all other determinations deemed necessary or advisable for the administration of the Plan and shall have and may exercise such other power and such authority as may be delegated to it by the Board from time to time. All decisions, determinations, and interpretations of the Committee shall be final and conclusive to all persons affected thereby.

        Additional information about the Plan and the Committee may be obtained from the Company at the address of the Company as listed under "General Plan Information." For a list of the current members of the Committee, see "Administration" at Appendix A.

Purpose
- -------

        The purpose of the Plan is to promote the interests of the Company by attracting and retaining the best available personnel for positions of substantial responsibility to serve as directors of the Company and the Bank and to provide additional incentive to such directors of the Company to promote the success and profitability of the Company's business.

Securities to be Offered
- ------------------------

        The aggregate number of shares of Common Stock which may be issued pursuant to Options granted or to be granted under the Plan is 30,000 shares, subject to certain adjustments for changes in the capital structure of the Company, as described below. See "Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions." Any shares subject to an Option award under the Plan which expire or are terminated unexercised will again be available for issuance under the Plan.

Eligibility to Participate in Plan
- ----------------------------------

        Options to purchase Common Stock under the Plan may be awarded to directors of the Company, the Savings Bank, and any present or future parent or subsidiary corporations.

Purchases of Securities Pursuant to the Plan and Payment for Securities Offered
- -------------------------------------------------------------------------------

Grant of Options
- ----------------

        Non-Incentive Stock Options will be granted to each of five (5) directors of the Company or the Bank who are not employees as of the Effective Date at an exercise price equal to the fair market value of the Common Stock on such date of grant. Such Stock Options shall be first exercisable as of the date that is six-months after the Effective Date; except however, such Stock Options shall be immediately exercisable upon the death or Disability of the Participant. Such Options will remain exercisable for up to ten (10) years from such date of grant without regard to continued service as a director. In the event of such person's death, such Options may be exercised by the personal representative of his estate or person or persons to whom his rights under such Options shall have passed by will or by laws of descent and distribution.

        For a description of the number of persons currently eligible to participate in the Plan and the number of persons actually participating in the Plan, see "Participation in the Plan" at Appendix A.

        Term of the Plan. The Plan was effective June 11, 1996, and the Plan shall continue in effect for a term of ten years, after which no further awards may be granted. The future expiration of the Plan, or its termination by the Board, will not affect any Option previously granted.

        Stock Option Agreements. The Options granted under the Plan are evidenced by stock option agreements (the "Option Agreements") substantially in the form of the Option Agreements filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Option Agreement, and any amendment thereto, will contain such terms and conditions consistent with the requirements of the Plan as the Committee shall determine. Such Option Agreements shall constitute the only form of reports which participants shall receive related to the status of Options granted or which are exercisable under the Plan.

        The Plan provides that the Board of Directors of the Company may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided that no such modification, extension or renewal shall confer on the Option recipient (the "Optionee") any rights or benefit which could not be conferred by the grant of a new Option at such time, and shall not materially decrease the Optionee's benefits under the Option without the Optionee's consent, except as provided under Section 14 of the Plan, which permits modification of the Plan. (See "Amendment and Termination of the Plan" below.)

        Option Price. The exercise price for the purchase of shares subject to an Option shall be equal to 100 percent of the fair market value of the shares covered by the Option on the date of grant. The exercise price of Options must be paid for in full in cash or shares of Common Stock, or a combination of both.

        Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options granted under the Plan with the consent of the Optionee and to reissue new Options at a lower exercise price equal to the then Fair Market Value per share of Common Stock in the event that the Fair Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options falls below the exercise price of such Options.

        Option Period. The term of exercisability of an Option granted under the Plan shall be for a period of ten years from the Date of Grant. In general, Options will not be exercisable after the expiration of their term as set forth in the Plan or the Option Agreement.

        Non-transferability. No Option granted under the Plan is transferable other than by will or the laws of descent and distribution.

        Conditions of Exercise. Options may be exercised only during the periods specified in the Plan or the Option Agreement, certain information as to which is provided above (see "Option Period"). Except as described above and as may be limited by agreement, there is no limitation upon the number of Options that may be exercised in any one year, and Options not exercised in any one year may be exercised in subsequent years over the term of the Option.

        Payment for Options. Under the Plan, full payment for each share of Common Stock purchased upon the exercise of any Option granted shall be made at the time of exercise of each such Option and shall be paid in cash (in United States dollars), Common Stock, or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefore has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until the shares of Common Stock are issued to him.

        Cashless Exercise. An Optionee who has held an Option for at least six months may engage in the "cashless exercise" of the Option. In a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, he can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option price plus any applicable withholding taxes to the Company.

        Issuance of Common Stock. Shares issued to Optionees upon exercise of Options shall be either newly issued shares of the Company or treasury shares purchased in the market, at the Company's discretion. In either case, the Optionee shall not pay any fees, commissions or other charges for such Common Stock other than the exercise price as stated in the Option Agreement. Cash proceeds from the sale of Common Stock issued pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Common Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed.

        Inability of the Company to obtain approval from any regulatory body or authority deemed by the Company or counsel thereto to be necessary for the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Common Stock. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from any additional registration requirements of federal or state securities laws.

Recapitalization,   Merger,  Consolidation,   Change  in  Control,  and  Similar
- --------------------------------------------------------------------------------
Transactions
- ------------

        Subject to any required action by the shareholders of the Company, within the sole discretion of the Committee, the aggregate number of shares of Common Stock for which Options may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise price per share of Common Stock of each Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without a receipt of consideration by the Company (other than by shares held by dissenting stockholders).

        In the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, partial or complete liquidation, or other extraordinary corporate action, the Committee, in its sole discretion, shall have the power, prior to or subsequent to such action or events, to (i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price per share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Options; (ii) cancel any or all previously granted Options, providing that appropriate consideration is paid to the Optionee in connection therewith; and/or (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate, or advisable.

        The Committee has at all times the power to accelerate the exercise date of all Options granted under the Plan. In the case of any change in control of the Company as determined by the Committee, all outstanding options shall become immediately exercisable. A change in control is defined to include (i) the sale of all, or a material portion, of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity;
(iii) a change of control of the Company as otherwise defined by the Office of Thrift Supervision ("OTS") or its regulations; and (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to a transaction in which the purchase of shares by underwriters in connection with a public offering of Common Stock, or the purchase of shares of up to 25% of any class of securities of the Company by a tax-qualified employee stock benefit plan. The determination of the Committee as to whether a change in control has occurred shall be conclusive and binding.

Amendment and Termination of the Plan
- -------------------------------------

        The Board of Directors may alter, suspend, or discontinue the Plan, except that no action of the Board may increase the maximum number of shares permitted to be optioned under the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, after which no future awards may be granted.

Restrictions on Resale
- ----------------------

        Unless specifically included as a term and condition of any Option, there are no restrictions on the resale of Common Stock acquired upon the exercise of Options. Such shares of Common Stock, however, may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

        Under the 1933 Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the Plan only (i) in accordance with the provisions of Rule 144 under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act.

        As defined in Rule 405 under the 1933 Act, an affiliate of the Company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise. Therefore, each Optionee should consult his counsel concerning whether he is an affiliate of the Company and the attendant restrictions on the resale under the 1933 Act of Common Stock acquired pursuant to the Plan.

        In addition, the receipt of an Option to purchase Common Stock by a director of the Company is a reportable transaction under Section 16 of the 1934 Act, and Forms 3, 4, or 5 are required to be filed with the Securities and Exchange Commission in connection with such transaction. The sale by a director of Common Stock issued upon an exercise of an Option within six months after the receipt of such Option may create liability of such persons to the Company under the "short-swing profit" provisions of Section 16(b) of the 1934 Act. For this reason, the Plan contains a provision that a total of six month must elapse between the date of the grant of an Option and the date of the sale of Common Stock received through the exercise of an Option.

Federal Income Tax Consequences
- -------------------------------

        Under present federal tax laws, awards under the Plan will have the following consequences:

        1. The grant of an Option will not by itself result in the recognitiion of taxable income to the Optionee nor entitle the Company to a deduction at the time of such grant.

        2. The exercise of a Non-Incentive Stock Option will result in the recognition of ordinary income by the Optionee on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the Option.

        3. The Company will be allowed a tax deduction for Federal tax purposes equal to the amount of ordinary income recognized by an Optionee at the time the Optionee recognizes such ordinary income under an Non-Incentive Stock Option .

        The foregoing provides a general summary of the federal income tax consequences applicable to Options under the Plan. Each Optionee is urged to consult his or her own tax advisor for information regarding applicable federal and state tax consequences.

Annual Report to Shareholders
- -----------------------------

        The Company's financial statements for the period ended December 31, 1995, as contained in the Company's Form 10-KSB are incorporated by reference in the Registration Statement to which this Prospectus is a part. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of business on such record date. Any person wishing to receive a copy of the Annual Report to Stockholders may obtain a copy by writing the Company at the address set forth below under "Additional Information."

Additional Information
- ----------------------

        Additional updating information with respect to the Common Stock and the Option Plan covered herein may be provided in the future to Participants under the Plan by means of appendices to this Prospectus. The nature and frequency of any reports to be made to Participants as to their participation in the Plan will be determined by the Committee.

        The Company upon written or oral request, will provide without charge to any person to whom this Prospectus is delivered: a copy of the Option Plan, a copy of its latest Annual Report to Stockholders (when available) and a copy of any and all of the documents that have been incorporated by reference in Item 3 of Part II of the Registration Statement of which this Prospectus is a part, and that such documents are deemed incorporated by reference in this 1933 Act
Section 10(a) Prospectus. Further, other documents required to be delivered to Participants as specified in Item 9 of Part II of the Registration Statement are available upon request. Any such request can be oral or in writing and should be addressed to the Corporate Secretary, 200 Main Street, Beckley, West Virginia 25801. The Registrant's telephone number is (304) 252-6201.

Legal Opinion
- -------------

        The validity of the Common Stock offered hereby has been passed on for the Company by Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

                                   APPENDIX A

                        ADDITIONAL INFORMATION CONCERNING
                                       THE
                              BECKLEY BANCORP, INC.
                        1996 DIRECTORS STOCK OPTION PLAN

                           (As of September 13, 1996)

Administration
- --------------

        The Board has appointed Directors Riffe, File, Graybeal, Perry and Ragland as members of the Committee responsible for administration of the Beckley Bancorp, Inc. 1996 Directors Stock Option Plan (the "Option Plan"). Grants of Options may be made under the Option Plan by the Committee. Non-discretionary awards under the terms of the Option Plan have been made to members of the Board.

Number of Shares Subject to Plans
- ---------------------------------

        On June 11, 1996, Options covering 30,000 shares of the Common Stock were outstanding, which were granted at an exercise price of $18.25 per share. As of the date of this Appendix A, 30,000 shares of Common Stock remain issuable under the Plan.

Participation in the Plan
- -------------------------

        As of June 30, 1996, non-Incentive Stock Options to purchase 30,000 shares of Common Stock, in the aggregate were held by five (5) non-employee members of the Board of Beckley Bancorp, Inc.

Outstanding Awards
- ------------------

        The following tables present information with respect to the outstanding Options and Stock Awards under the Option Plan as of the date of this Appendix A.

                        1996 DIRECTORS STOCK OPTION PLAN
                        --------------------------------

                           Nuumber of Shares Presently     Number of Persons    Exercise Price
       Grant Date               Subject to Options           Holding Awards        Per Share
       ----------          ---------------------------       --------------        ---------

June 11, 1996                         30,000                       5                 $18.25

Total Awards Outstanding              30,000                       5                 $18.25


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
- --------------------------------------------------------

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at present rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.

            The   following   documents   filed    with   the   Commission   are
incorporated by reference in the Registration Statement and the Prospectus constituting Part I of such Registration Statement:

        (1) The Company's Registration Statement on Form S-1 (No. 33-77158) filed with the Commission on March 31, 1994 and amendments thereto;

        (2) The Company's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended December 31, 1995, as filed with the Commission;

        (3) The Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 1996 and June 30, 1996, as filed with the Commission;

        (4) The Company's Registration Statement on Form 8-A as filed with the Commission on April 18, 1994; and

        (6) Information as to the Options which will be included in the future either in the Company's proxy statements, annual reports, or appendices to this Prospectus.

        All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
- ----------------------------------

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.
- -----------------------------------------------

        Not applicable.

Item 6.  Indemnification of Directors and Officers.
- --------------------------------------------------

        Section 145 of the Delaware General Corporation Law authorizes a corporation such as the Company to indemnify officers, directors, employees and agents under certain circumstances. Section 145 requires indemnification of directors, officers, employees and agents who have been successful on the merits or otherwise in defense of certain actions, suits, proceedings claims, issues and matters. Article 18 of the Company's Certificate of Incorporation provides for such indemnification.

        Section 102(b)(7) of the Delaware General Corporation Law allows for the limitation of liability of directors. Article 17 of the Company's Certificate of Incorporation provides for limitation of liability for directors.

        The Company believes that these provisions assist it in, among other things, attracting and retaining qualified persons to serve the Company and its subsidiary. However, a result of such provisions could be to increase the expenses of the Company and effectively reduce the ability of stockholders to sue on behalf of the Company since certain suits could be barred or amounts that might otherwise be obtained on behalf of the Company could be required to be repaid by the Company to an indemnified party.

        The Company has in force a Directors and Officers Liability Policy underwritten by The St. Paul Companies with a $1.0 million aggregate limit of liability and an aggregate deductible of $10,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unforceable.

Item 7.  Exemption from Registration Claimed.
- --------------------------------------------

        Not applicable.

Item 8.  Exhibits
- -----------------

        For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings
- ---------------------

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Beckley Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Beckley in the State of West Virginia, on the 13th day of September 1996.

                                     Beckley Bancorp, Inc.



                                     By:  /s/Duane K. Sellards
                                          Duane K. Sellards
                                          President and Chief
                                          Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of Beckley Bancorp, Inc., do hereby severally constitute and appoint Duane K. Sellards our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Duane K. Sellards may deem necessary or advisable to enable Beckley Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Duane K. Sellards shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:   /s/Duane K. Sellards            By:   /s/Brian K. Pate
      ------------------------------        ---------------------------
      Duane K. Sellards                     Brian K. Pate
      President and Chief Executive         Vice President and Chief Financial
        Officer and Director                  Officer
      (Principal Executive                  (Principal Financial and Accounting
        Officer)                              Officer)

Date: September 13, 1996                    Date:  September 13, 1996


By:   /s/Tracy L. Riffe                By:  /s/Robert N. File
      ------------------------------        -----------------------------
      Tracy L. Riffe                        Robert N. File
      Director                              Director

Date: September 13, 1996                    Date:  September 13, 1996



By:   /s/Ned H. Ragland, Jr.            By:  /s/T. Arnold Graybeal
      ------------------------------         ----------------------------
      Ned H. Ragland, Jr.                    T. Arnold Graybeal
      Director                                      Director

Date: September 13, 1996                     Date:  September 13, 1996


By:   /s/James H. Perry Jr.
      ------------------------------
      James H. Perry Jr.
      Director

Date: September 13, 1996

                                INDEX TO EXHIBITS

Exhibit                                  Description                      Page

  4.1      Beckley Bancorp, Inc.                                            __
           1996 Directors Stock Option Plan

  4.2      Form of Stock Option Agreement to be entered into with           __
           respect to Non-Incentive Stock Options

  5.1      Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to the        __
           validity of the Common Stock being registered

  23.1     Consent of Malizia, Spidi, Sloane & Fisch, P.C. (appears         __
           in their opinion filed as Exhibit 5.1)

  23.2     Consent of Independent Accountants                               __

  24       Reference is made to the Signatures section of this              __
           Registration Statement for the Power of Attorney contained therein